UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Special Equity Awards

On April 8, 2019, the Compensation Committee of the Board of Directors of Intel Corporation (“Intel”) approved the grant of special equity awards to Todd Underwood, Vice President of Finance and Director, Corporate Planning and Reporting and former interim Chief Financial Officer (“Interim CFO”).

To compensate Mr. Underwood for his role as Interim CFO while also serving as Vice President of Finance and Director, Corporate Planning and Reporting and his role in the Chief Financial Officer transition, he was granted equity awards with a target aggregate grant date value of approximately $800,000, granted in the form of approximately 50% time-based restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PSUs”) by value. The RSUs will vest quarterly over a 3-year period from the grant date, and the PSUs will vest in January 2022 based on Intel’s earnings per share and relative total stockholder return performance during the PSUs’ three-year performance period. In the event of Mr. Underwood’s involuntary termination without cause or voluntary termination for good reason, the vesting of the RSUs will be eligible for acceleration, and Mr. Underwood will be eligible to retain the unvested PSUs.

Mr. Underwood also was granted special performance-based equity awards (“Special Performance Awards”). The Special Performance Awards are designed to both align the incentive opportunities of our key leaders and our Chief Executive Officer, Robert H. Swan, to further promote stockholders’ long-term interests and retain the executives during this period of transformation. Mr. Underwood’s Special Performance Awards consist of PSUs for a target amount of 22,500 Intel shares (“Special PSUs”) and performance-based stock options to purchase 90,000 Intel shares (“Performance Options”). The maximum number of Intel shares that may be earned under the Special PSUs is 45,000. The terms of the Special Performance Awards are substantially similar to those granted to other senior leaders on March 13, 2019, as described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2019; provided, however, that the threshold stock price for Mr. Underwood’s Performance Options to become exercisable is the greater of (i) 30% above Intel’s closing stock price on February 1, 2019, and (ii) 15% above Intel’s closing stock price on the grant date.

The foregoing equity grants are subject to the terms and conditions of Intel’s 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: April 10, 2019	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary